                                                                    EXHIBIT 10.7

                             ADVERTISING AGREEMENT


     This Advertising Agreement (this "Agreement"), dated as of December 15, 1997, is made by and between Egghead, Inc., a Washington corporation ("SDE"); and GeoCities, a California corporation ("GeoCities"). SDE and GeoCities sometimes are referred to collectively as the "Parties" and individually as a "Party". In consideration of the mutual promises contained in this Agreement, SDE and GeoCities hereby agree as follows:

SECTION 1.   DEFINITIONS

     The following terms (and all declensions thereof) are used in this Agreement with the respective meanings set forth below:

     1.1 "ABOVE-THE-FOLD" means situated within the portion of a page that is designed to be visible on a standard computer screen with a resolution of 640 pixels by 480 pixels without requiring the user to scroll horizontally or vertically through the page.

     1.2 "AFFILIATE" means, with respect to either Party, any individual or entity that, by virtue of a majority ownership interest, directly controls, is controlled by or is under common control with that Party.

     1.3 "SDE SITE" means, collectively, all points of presence and/or services maintained by SDE or its Affiliates on the Internet or on any other public data network.

     1.4 "GEOCITIES SITE" means, collectively, and subject to the limitations set forth in the following sentences of this Section 1.4, all points of presence and/or services maintained by GeoCities on the Internet as www. geocities.com or on any other public data network; provided, however, that "GeoCities Site" does not include any Homesteader Page or GeoShop Page with revenues annually of Two Hundred Fifty Thousand Dollars ($250,000) or less. To the extent that GeoCities enters into agreements with third parties relating to the joint development and/or hosting of co-branded or outsourced personal home page communities, such co-branded and outsourced communities shall not constitute part of the "GeoCities Site," unless GeoCities determines, in its sole discretion, that the inclusion of any such co-branded or outsourced communities does not in any way conflict with or violate any such agreement with a third party, or any agreements or other arrangements that such third party may have with any other party. If GeoCities makes such a determination, it shall notify SDE of such determination, and the co-branded or outsourced community in question shall thereupon become part of the "GeoCities Site."

     1.5 "GEOCITIES BASIC COMMERCE PLATFORM" means the collection of links, advertisements and promotional placements associated with the GeoCities' Site.

     1.6 "VIEWER" means any user of the GeoCities Site who executes a link and is connected to the SDE Site.

     1.7 "COMMENCEMENT DATE" means the date GeoCities first provides SDE with all links, advertisements and other promotional placements required under Stage IA described in the attached Exhibit B to this Agreement.

     1.8     "COMPETITOR" means (a) any of the entities listed on Exhibit C, or
(b) any individual, corporation, corporate division, retail site, World Wide Web site or other entity that either derives more than [***] of its annual gross revenues from the retail sale of computer hardware or software, or is primarily known as a retailer of computer hardware or software. For purposes of this
Section 1.8, any commercial homepage participating in GeoCities' GeoShops program and any company who manufactures and also engages in direct selling of computer hardware or software programs shall not be construed to be a Competitor. For purposes of this Agreement, the term computer hardware and software shall be construed to include computer peripherals and accessories.

     1.9 "HOMESTEADER PAGE" means any personal homepage, or commercial homepage participating in GeoCities' GeoShop program (other than a GeoCities Affiliate) which resides in a "member neighborhood" on the GeoCities Site.

     1.10 "SESSION" means each instance in which a user accesses the SDE Site via a hypertext link embedded in any link, advertisement or other promotional placement provided by GeoCities under this Agreement, and then views one or more consecutive SDE Site pages. A Session terminates when the user exits the SDE Site by any means.

     1.11 "QUALIFYING GROSS MARGIN REVENUES" means, with respect to any monthly period, the aggregate gross revenues resulting from Sessions less (a) any direct costs of goods sold, and less (b) any shipping costs associated with the sale, and less (c) any credit card service charges associated with the sale and less (d) any sales taxes associated with the sale, and less (e) any Gross Margin Revenues which are attributable to returned products which have previously been included in Gross Margin Revenues.

     1.12 "EXCLUSIVE AREAS" means the GeoCities neighborhood homepages and the GeoCities neighborhood topic pages.

SECTION 2.   LINKAGE

     2.1 The graphic or other visual cue depicted on the attached Exhibit A, which may include names, trademarks, servicemarks, designmarks, symbols and/or other indicia of origin (the "SDE Icon") shall be included among the GeoCities Basic Commerce Platform hyperlink icons during the Term. When clicked upon by a Viewer, the SDE Icon will link the Viewer with the SDE Site. GeoCities shall create and maintain the link between the SDE Icon and the SDE Site. SDE shall furnish GeoCities with full color representations of the SDE Icon at least ten
(10) business days prior to the Deployment Date for GeoCities' use under this Agreement. GeoCities agrees that it will display the SDE Icon in a manner agreed to by the Parties and commensurate with its display of other vendor hyperlink icons within the GeoCities Basic Commerce Platform. If SDE subsequently modifies the SDE Icon, it shall furnish a


[***] Confidential treatment requested for redacted portion.

representation of same to GeoCities which GeoCities shall substitute for the prior version within twenty (20) business days after receipt.

     2.2 The graphic or other visual cue depicted on the attached Exhibit A, which may include names, trademarks, servicemarks, designmarks, symbols and/or other indicia of origin as agreed to by the Parties, (the "Return Icon") shall be displayed by SDE on each page of the SDE Site viewed by a Viewer during the Term in the position within the page layout as shown on Exhibit A. When clicked upon by a Viewer, the Return Icon will link the Viewer with the GeoCities Basic Commerce Platform which was the point of departure prior to linkage with the SDE Site. SDE shall create the link between the Return Icon and the GeoCities Basic Commerce Platform. GeoCities shall furnish SDE with full color representations of the Return Icon at least ten (10) business days prior to the Deployment Date for SDE use under this Agreement. If GeoCities subsequently modifies the Return Icon, it shall furnish a representation of same to SDE which SDE shall substitute for the prior version within twenty (20) business days after receipt. The Return Icon shall be visible at the SDE Site only to Viewers who link to the SDE Site via the GeoCities Basic Commerce Platform and to no other visitors at the SDE Site.

     2.3 SDE shall ensure that the version of the SDE Site viewed by Viewers who link to the SDE Site through the GeoCities Basic Commerce Platform shall be substantially similar to the SDE Site viewed by non-Viewers except for SDE co-branded sites with other companies, the Return Icon and as elsewhere provided for in this Agreement.

SECTION 3.   PROMOTIONAL PLACEMENTS

     See Exhibit B.

SECTION 4.   PARTICIPATION IN STRATEGIC PROGRAMS

     See Exhibit B.

SECTION 5.   COMPENSATION

     5.1 As full consideration for GeoCities' performance under this Agreement (including, without limitation, GeoCities' provision of all links, advertisements and promotions specified in Sections 2, 3 and 4), SDE will pay GeoCities the fixed placement fees and variable incentive payments specified in this Section 5, and under certain circumstances, a Site Production Fee, as described in Section 11.5.

     5.2 During the initial term of this Agreement, SDE will pay GeoCities a fixed placement fee of [***] Dollars ($[***]) on the Commencement Date and at the beginning of each [***] that occurs subsequent to the Commencement Date until the initial term ends in association with Section 11.1 hereof.


[***] Confidential treatment requested for redacted portion.

     5.3 During the term of this Agreement (including any renewal term), for each [***] that occurs subsequent to the Commencement Date, SDE will pay GeoCities the applicable percentage(s) of Qualifying Gross Margin Revenues set forth opposite from the range of Qualifying Gross Margin Revenues occurring in the first column.

                                                            QUALIFYING GROSS
              QUALIFYING GROSS MARGIN REVENUES              MARGIN REVENUE
                           [***]                            SHARE PERCENTAGE

                           [***]                                  [***]










     For example, if Qualifying Gross Margin Revenues equals $[***] in a given [***], then GeoCities' share of the Qualifying Gross Margin Revenues earned as a result of this Section 5.3 would be computed as follows:

                           [***]                  [***]       [***]

                           [***]                  [***]       [***]

                           [***]                  [***]       [***]

          Total share earned by GeoCities         [***]       [***]





[***]  Confidential treatment requested for redacted portion.

     5.4 SDE will make payments under this Section 5 on a [***] basis, in arrears within thirty (30) days following the end of each [***] occurring subsequent to the Commencement Date.

     5.5 SDE organizes their accounting periods around 4 week and 5 week periods that approximate monthly reporting periods. SDE will provide GeoCities with a schedule of the [***] periods, which shall be used for purposes of determining [***] reporting periods for this Agreement.

     5.6     SDE will deliver, together with each payment made pursuant to
Section 5.4, a written report signed by an authorized representative of SDE that describes (in reasonable detail) SDE's calculation of the payment amount.

     5.7 GeoCities shall have the right, no more frequently than once during each term, at its expense, upon thirty (30) days advance written notice to SDE and during SDE's normal business hours, to inspect and audit the books and records of SDE, by an independent certified public account, for the limited purpose of verifying any payments due to GeoCities under this Agreement. In the event any shortfall in payment to GeoCities is found which exceeds ten percent (10%) of the total due GeoCities for the reporting period audited, then SDE shall promptly pay GeoCities the shortfall amount and reimburse GeoCities for all reasonable costs of the audit. The audit shall be limited to verification of over-payment or under-payment by SDE. In the event of SDE over-payment, GeoCities shall promptly remit any over-payment of fees to SDE.

SECTION 6.   IMPLEMENTATION

     6.1 GeoCities and SDE acknowledge that time is of the essence in the design, development and commencement of the links, advertisements and promotional placements specified in this Agreement. Accordingly, the Parties will devote all commercially reasonable efforts to launch each link, advertisement and promotional placement as soon as reasonably possible, in accordance with a written development plan to be negotiated by the Parties in good faith.

     6.2 GeoCities, in cooperation with SDE, will test the links, advertisements and promotional placements required under this Agreement prior to the time that they "go live" on the GeoCities Site (e.g., prior to the time that they are implemented and enabled on a production version of the GeoCities Site).

     6.3 GeoCities will not cause any link, advertisement or promotional placement under this Agreement to go live on the GeoCities Site prior to the applicable date agreed by the Parties. Further, at SDE's discretion, traffic from promotional links and advertising placements will be enabled in stages; provided, however, that such staging will not delay the Commencement Date.


[***] Confidential treatment requested for redacted portion.

SECTION 7.   TRAFFIC DATA

     7.1 On a monthly basis, GeoCities will provide SDE with mutually agreed data, in a form acceptable to SDE, concerning search and browsing behavior on the GeoCities Site, to the extent such behavior reasonably could relate to the online promotion or sale of computer hardware and software, or other products that SDE may sell from time to time. SDE will hold such data in confidence and will use it only in accordance with reasonable guidelines to be agreed by the Parties.

     7.2 SDE will use its best efforts to provide GeoCities with an online report, produced on a daily basis, of orders for SDE's products submitted by GeoCities' users. Such report is to be used by GeoCities to actively track performance of various promotional tools that it has in service. GeoCities will hold such data in confidence and will use it only in accordance with reasonable guidelines to be agreed by the Parties. Notwithstanding anything to the contrary contained in this Section, SDE will not be required to deliver to GeoCities any data in violation of its then-existing policies regarding the protection of actual sales information.

SECTION 8.   EXCLUSIVITY AND MEDIA GUARANTEE

     8.1     [***]

     8.2 GeoCities shall be allowed to sell limited quantities of computer hardware or software through its GeoStore, though the GeoStore shall not offer more than a combination of twenty five (25) separate computer hardware or software products at any point in time. GeoCities has an existing agreement with the Internet Shopping Network, also doing business as First Auction, which grants them the right to sell computer hardware and software within the GeoCities Marketplace until the expiration of the agreement on [***]. The Internet Shopping Network shall continue to be allowed to sell computer hardware and software within the GeoCities Marketplace until the expiration of the aforementioned agreement, which agreement shall not be renewed by GeoCities.

     8.3 To preserve the benefits provided to SDE under this Agreement, in the event that GeoCities enters into any merger, acquisition, transfer of control, sale of substantial assets or similar transaction with any Competitor, SDE may have the right to terminate this Agreement upon thirty (30) days' notice.

     8.4 As a result of the deployment of SDE's promotion on the GeoCities website as described in Exhibit B of this Agreement, GeoCities will provide a guaranteed number of impressions of at least [***].


[***] Confidential treatment requested for redacted portion.

SECTION 9.   INDEMNIFICATION

     9.1 SDE shall at all times indemnify and hold harmless GeoCities, including any director, officer, employee, agent or representative thereof (the "Indemnified Parties") from and against any and all claims, suits, losses, damages, costs, expenses and liabilities of whatsoever nature or kind (including, but not limited to, attorneys' fees, litigation and court costs, amounts paid in settlement, amounts paid to discharge judgment(s)) directly or indirectly resulting from, arising out of, or related to (a) the operation of the SDE Site, or (b) the violation of third-party intellectual property rights by any editorial content or other materials provided by SDE for display on the GeoCities Site. Subject to GeoCities' compliance with the procedures described in Section 9.3, SDE will pay any award against GeoCities or its Affiliates (or their respective employees, directors or representatives) and any costs and attorneys' fees reasonably incurred by GeoCities and its Affiliates resulting from any such claim or action.

     9.2 GeoCities shall at all times indemnify and hold harmless SDE, including any director, officer, employee, agent or representative thereof (the "Indemnified Parties") from and against any and all claims, suits, losses, damages, costs, expenses and liabilities of whatsoever nature or kind (including, but not limited to, attorneys' fees, litigation and court costs, amounts paid in settlement, amounts paid to discharge judgment(s)) directly or indirectly resulting from, arising out of, or related to (a) the operation of the GeoCities Site, or (b) the violation of any third-party intellectual property rights by any editorial content or other materials provided by GeoCities for display on the SDE Site. Subject to SDE's compliance with the procedures described in Section 9.3, GeoCities will pay any award against SDE or its Affiliates (or their respective employees, directors or representatives) and any costs and attorneys' fees reasonably incurred by SDE and its Affiliates resulting from any such claim or action.

     9.3 In connection with any claim or action described in this Section, the Party seeking indemnification (a) will give the indemnifying Party prompt written notice of the claim, (b) will cooperate with the indemnifying Party (at the indemnifying party's expense) in connection with the defense and settlement of the claim, and (c) will permit the indemnifying Party to control the defense and settlement of the claim, provided that the indemnifying Party may not settle the claim without the indemnified Party's prior written consent (which will not be unreasonably withheld). Further, the indemnified Party (at its cost) may participate in the defense and settlement of the claim.

SECTION 10.  INTELLECTUAL PROPERTY RIGHTS

     10.1 Subject to the limited license granted to GeoCities under Section 10.2, SDE reserves all of its right, title and interest in its intellectual property rights (e.g., patents, copyrights, trade secrets, trademarks and other intellectual property rights). Subject to the limited license granted to SDE under Section 10.3, GeoCities reserves all of its right, title and interest in its intellectual property rights. Neither Party grants any license to the other except as specifically set forth in this Section 10.

     10.2 SDE hereby grants to GeoCities, during the term of this Agreement, a non-exclusive, non-transferable license to use SDE's trade names, trademarks, service names and similar proprietary marks as is reasonably necessary to perform its obligations under this Agreement; provided, however, that any promotional materials containing SDE's proprietary marks will be subject to SDE's prior written approval.

     10.3 GeoCities hereby grants to SDE, during the term of this Agreement, a non-exclusive, non-transferable license to use GeoCities' trade names, trademarks, service names and similar proprietary marks as is reasonably necessary to perform its obligations under this Agreement; provided, however, that any promotional materials containing GeoCities' proprietary marks will be subject to GeoCities' prior written approval.

     10.4 Neither GeoCities nor SDE will use the other Party's proprietary marks in a manner that disparages the other Party or its products or services, or portrays the other Party or its products or services in a false, competitively adverse or poor light. Each of GeoCities and SDE will comply with the other Party's requests as to the use of the other Party's proprietary marks and will avoid any action that diminishes the value of such marks. Either Party's unauthorized use of the other's proprietary marks is strictly prohibited.

SECTION 11.  TERM AND TERMINATION

     11.1 The term of this Agreement will begin on the date of this Agreement and will end [***] following the Commencement Date.

     11.2 Within [***] prior to expiration of the term of this Agreement, GeoCities will provide to SDE written notification of the terms and conditions under which GeoCities will renew this Agreement with SDE. GeoCities shall at that time grant to SDE the exclusive option to accept the aforementioned terms and conditions within [***] of receipt of GeoCities' written notice communicating such terms and conditions to SDE and thereby renew this Agreement at its expiration under such new terms and conditions.

     11.3 Either GeoCities or SDE may terminate this Agreement if the other party (a) materially breaches this Agreement and does not cure the breach within thirty (30) days following its receipt of written notice from the non-breaching party, or (b) ceases to carry on the portion of its business that relates to this Agreement. In the event that SDE terminates this Agreement pursuant to the terms of this Section 11.3, SDE's obligation to make any other payments under this Agreement will be eliminated.

     11.4 Sections 9, 12 and 13 (together with all other provisions that reasonably may be interpreted as surviving termination or expiration of this Agreement) will survive the termination or expiration of this Agreement.

     11.5 At any time [***] or more after the Commencement Date, SDE shall have the right to terminate this Agreement prior to its expiration upon providing GeoCities with thirty (30) days prior written notice. In the event that SDE elects to terminate this Agreement prior to its expiration, SDE will pay a Site Production Fee as set forth below and after payment of such Site Production Fee, SDE's obligation to make any other payments under this Agreement


[***] Confidential treatment requested for redacted portion.

     will be eliminated:

             CUMULATIVE FIXED PLACEMENT
              FEES PAID PRIOR TO OR AT
               TIME OF TERMINATION                SITE PRODUCTION FEE PAYABLE

                     [***]                                   [***]
                     [***]                                   [***]
                     [***]                                   [***]
                     [***]                                   [***]

SECTION 12.  DISCLAIMERS, LIMITATIONS AND RESERVATIONS

     12.1    EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, GEOCITIES DOES
NOT MAKE, AND HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE GEOCITIES SITE, GEOCITIES' SERVICES OR ANY PORTION THEREOF, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GEOCITIES SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING (A) THE AMOUNT OF SALES REVENUE THAT SDE MAY RECEIVE DURING THE TERM, AND (B) ANY ECONOMIC OR OTHER BENEFIT THAT SDE MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

     12.2    EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SDE DOES NOT
MAKE, AND HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE SDE SITE, SDE'S SERVICES OR ANY PORTION THEREOF, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SDE SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING (A) THE AMOUNT OF SALES REVENUES THAT MAY OCCUR DURING THE TERM, AND (B) ANY ECONOMIC OR OTHER BENEFIT THAT GEOCITIES MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

     12.3 NEITHER SDE NOR GEOCITIES WILL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA) ARISING OUT OF THIS AGREEMENT. EACH PARTY'S ENTIRE LIABILITY ARISING FROM THIS AGREEMENT (EXCEPT FOR LIABILITIES ARISING UNDER SECTION 9 OR RESULTING FROM THE PARTY'S WILLFUL MISCONDUCT), WHETHER IN CONTRACT OR TORT, WILL NOT EXCEED THE AMOUNTS TO BE PAID BY SDE UNDER SECTION 5.


[***] Confidential treatment requested for redacted portion.

     12.4 SDE will remain solely responsible for the operation of the SDE Site, and GeoCities will remain solely responsible for the operation of the GeoCities Site. Each Party (a) acknowledges that the SDE Site and the GeoCities Site may be subject to temporary shutdowns due to causes beyond the operating Party's reasonable control, and (b) subject to the specific terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective site.

SECTION 13.  MISCELLANEOUS

     13.1 The Parties are entering this Agreement as independent contractors, and this Agreement will not be construed to create a partnership, joint venture, franchise or employment relationship between them. Neither Party will represent itself to be an employee or agent of the other or enter into any agreement on the other's behalf of or in the other's name.

     13.2 Each party agrees that the Confidential Information of the other party will be held in confidence to the same extent and the same manner as each party protects its own Confidential Information, but each party agrees that in no event will less than reasonable care be used. Each party shall, however, be permitted to disclose relevant aspects of such Confidential Information to its officers, employees and consultants on a need-to-know basis, provided that they have undertaken to protect the Confidential Information to the same extent as required under this Agreement. Each party agrees to use all reasonable steps to ensure that the other party's Confidential Information received under this Agreement is not disclosed in violation of this paragraph. "Confidential Information" means the terms of this Agreement, except as otherwise specifically provided in the Agreement; each party's trade secrets, including but not limited to, financial information, processes, formulas, specifications, programs, instructions, source code, technical know-how, methods and procedures for operation, benchmark test results, information about employees, customers, marketing strategies, services, business or technical plans and proposals, in any form; and any other information relating to either party that is not generally known to the public at large.

     Confidential Information shall not include information that (1) is or becomes generally known or available to the public at large through no negligent act or omission of either party; (2) can be demonstrated to have been available lawfully to either party prior to the disclosure or had thereafter been furnished to either party without restrictions to disclosure or use; or (3) can be demonstrated to be independently developed by the recipient of Confidential Information without use of such Confidential Information and such independent development is proven on the basis of either party's records related to such development.

     13.3 Following the execution of this Agreement, SDE and GeoCities will prepare and distribute a joint press release (or coordinated press releases) announcing the transaction. The contents and timing of the release (or releases) shall be as mutually agreed by the Parties. Neither Party will issue any further press releases or make any other disclosures regarding this Agreement or its terms without the other Party's prior written consent.

     13.4 In its performance of this Agreement, each Party will comply with all applicable laws, regulations, orders and other requirements, now or hereafter in effect, of governmental authorities having jurisdiction. Without limiting the generality of the foregoing, each Party will pay, collect and remit such taxes as may be imposed upon it with respect to any compensation, royalties or transactions under this Agreement. Except as expressly provided herein, each Party will be responsible for all costs and expenses incurred by it in connection with the negotiation, execution and performance of this Agreement.

     13.5 Neither SDE nor GeoCities will be liable for, or will be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such Party's reasonable control and that such Party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected Party will give prompt written notice to the other Party and will use commercially reasonable efforts to minimize the impact of the event and all fixed placement fees shall be suspended until such events are cured.

     13.6 Notices deliverable under this Agreement shall be given in writing, addressed to the parties set forth below and shall be deemed to have been given either one (1) day after being given to an express overnight carrier with a reliable system for tracking delivery; or when sent by a confirmed facsimile with another copy sent by any other means specified in this paragraph; or three (3) business days after having been mailed postage prepaid by United States registered or certified mail:

              FOR NOTICES TO SDE:             FOR NOTICES TO GEOCITIES:

Name:         Jeffrey M. Swan                 James A. Rea

Title:        Executive Vice President        V.P. - Business Development

Address:      489 North 8/th/ Street          1918 Main Street, 3/rd/ Floor

City:         Hood River, Oregon  97031       Santa Monica, CA 90405-1030

Facsimile:    (541) 386-5384                  (310) 664-6520

     13.7 If any litigation is commenced to enforce any provision of this Agreement or to seek a declaration of rights of the parties hereunder or as a result of any breach of any provision of this Agreement, the prevailing party will be entitled to recover from the non-prevailing party all of its costs and expenses incurred in connection with such litigation, including without limitation reasonable attorneys' fees.

     13.8 Neither SDE nor GeoCities may assign this Agreement, in whole or in part, without the other Party's prior written consent (which will not be withheld unreasonably), except to (a) any corporation resulting from any merger, consolidation or other reorganization involving the assigning Party, (b) any of its Affiliates, or (c) any individual or entity to which the assigning Party may transfer substantially all of its assets; provided that the assignee agrees in writing to be bound by all the terms and conditions of this Agreement. Subject to the foregoing, this Agreement will be binding on and enforceable by the Parties and their respective successors and permitted assigns.

     13.9 If any provision of this Agreement is declared null, void or otherwise unenforceable, such provision will be deemed to have been severed from this Agreement to the minimal extent if necessary, which Agreement will otherwise be and remain in full force and effect to its remaining provisions.

     13.10 This Agreement (a) represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous or contemporaneous oral or written agreements regarding such subject matter, (b) may be amended or modified only by a written instrument signed by a duly authorized agent of each party, and (c) will be interpreted, construed and enforced in all respects in accordance with the laws of the State of California, without reference to its choice of law rules. If any provision of this Agreement is held to be invalid, such invalidity will not effect the remaining provisions.

     The parties have executed this Agreement on the date first written above.


                                     EGGHEAD, INC.

                                     By: /s/George Orban
                                         ---------------------------------
                                         George Orban
                                     Its:Chief Executive Officer


                                     489 North 8/th/ Street
                                     Hood River, Oregon  97031
                                     Facsimile:  (541)386-5384
                                     Attention:     Jeffrey M. Swan
                                                    Executive Vice President

                                     With copies to:

                                     12403 Northeast Marx Street
                                     Portland, Oregan 97230
                                     Facsimile:  (503) 408-7359
                                     Attention:     Jeffrey M. Swan
                                                    Executive Vice President

                                     GEOCITIES

                                     By: /s/James A. Rea
                                         ---------------------------------
                                         James A. Rea
                                     Its:Vice President - Business Development

                                     1918 Main Street, 3/rd/ Floor
                                     Santa Monica, California  90405
                                     Facsimile:  (310) 664-6520

                                   EXHIBIT A

                                    LINKAGE




SDE Icon



Return Icon

                                   EXHIBIT B

                STAGED DEPLOYMENT OF SDE PROMOTION ON GEOCITIES

                                   STAGE IA
                           Target Start Date 11/1/97


1) Fixed Media Placement

     [***] exposures/month (buttons/banners)
     Plus E-Mail collection from member registration page
     This may be modified upon the mutual agreement of the parties

2) Experimentation with Popups and/or Interstitials

3) Placement on GeoCities Homepage

     Logo placement, aggregated with other strategic partners situated on main homepage.

4) Placement on GeoCities Neighborhood Homepage

     Logo placement, aggregated with other strategic partners situated on each neighborhood homepage

5) Placement on GeoCities Neighborhood Topic Pages

     Logo placement, aggregated with other strategic partners on each neighborhood topic page

Specific targeted product placement either on each neighborhood topic page or on a topic product page associated with each neighborhood topic page.


                                   STAGE IB
                           Target Start Date 12/1/97


1) Placement on GeoCities Marketplace

Above the fold placement, more prominent in size than non-strategic marketplace vendors.


[***] Confidential treatment requested for redacted portion.

                                   STAGE II
                           Target Start Date 1/1/98


1) Implement Computer Guides Program

     Incentive program for GeoCities homesteaders to host for computer related chat and discussion board sessions on their personal homepages

2) Integrate with GeoCities Chat Programs

     Vendor's Chat - include all computer related chat sessions in directory of active chat sessions and experiment with placing direct buy buttons on computer related member hosted chat pages.

     Products Within/Under Chat - deliver targeted product offers (fishing software offers to fishing chat participants) to chat users.

                                   STAGE III
                            Target Start Date 2/1/98


     Stage III involves an ongoing process of experimenting with new concepts and implementing those concepts which appear to provide successful results. Some of the areas we intend to explore are:

     Product Offers on Search Result Pages

     Product Offers on Interest Pages

     Product Offers within Instant Messaging

     Customized GeoGuides

     Buyer's Clubs

     First Time Buyer's Specials

     Special Limited Time Offer Discounts

     Greeting Card/Gift Certificate Combinations

     GeoCities Site Values (available only to GeoCities Visitors)

                                   EXHIBIT C

            COMPETITORS IN COMPUTER HARDWARE AND SOFTWARE CATEGORY




[***]




The following companies shall be construed as Competitors only when their advertising creative materials to be run by GeoCities directly address the Computer Hardware and Software category.



[***]



[***] Confidential treatment requested for redacted portion.

                                      C-1